EXHIBIT 99.1

Chemical Financial Corporation Voluntarily Declines Participation in TARP Capital
Purchase Program

MIDLAND, Mich., December 18, 2008 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced that the Company has determined not to accept an $84 million capital investment recently approved as part of the U.S. Department of the Treasury's Capital Purchase Program (CPP). The CPP is part of the $700 billion Troubled Asset Relief Program (TARP) established by the Emergency Economic Stabilization Act. The Company applied to participate in the CPP prior to the November 14, 2008 deadline for publicly traded companies, and was notified on December 3, 2008 that it had been approved for CPP funds.

"While Chemical Financial Corporation strongly supports the overall purpose and design of the Capital Purchase Program, our Board and management felt that the CPP features did not align with our strategic goals," noted David B. Ramaker, Chairman, President & CEO of the Company. Given the short timeframe between the release of the final CPP guidelines and agreements and the application deadline, the Company felt the prudent course of action was to submit its application to participate, and then take the opportunity to carefully consider all aspects of accepting funds awarded through the CPP. After such consideration, the Company's Board and management determined that the various restrictions and potential dilution to existing shareholders outweighed any potential benefits from the Company's participation in the CPP. Therefore, the Company believes that participation in the CPP was not in the best interests of the Company, its customers, its employees, its shareholders or the communities it serves. The Company has informed its primary regulator and the U.S. Treasury of its decision not to participate in the program.

"Our strong balance sheet is characterized by relatively high capital levels. In fact, at September 30, 2008, our Leverage and Tier One Risk-Based capital ratios were more than double the regulatory minimum ratios required for an institution to be considered 'well capitalized.' Despite the significant challenges faced by the national and Michigan economies, we have been able to generate sufficient operating income to meet our current and future anticipated capital needs while maintaining our dividend," added Ramaker.

"While this program, in the final analysis, did not fit with our strategic goals, we intend to continue to use our existing capital strength to take advantage of opportunities for organic and acquisitive growth. We have not stopped lending: through the first nine months of this year, we have reported strong loan growth in both our commercial and consumer lending portfolios," stated Ramaker.

The voluntary CPP allows the U.S. Treasury to purchase senior preferred shares from qualified financial institutions using funding from TARP. A variety of institutions are eligible for the program, including U.S. controlled banks, savings associations, and certain bank and savings and loan holding companies. Companies participating in the CPP must also grant to the U.S. Treasury warrants to purchase shares of common stock having an aggregate value equal to 15% of the funds accepted from the CPP. In addition, there are restrictions on redemption of the preferred shares for three years following the date of issue, during which time a company must get approval from the U.S. Treasury for any increase in the dividend on its common shares or any repurchase of its common shares.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At September 30, 2008, the Company had total assets of $3.79 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Safe Harbor Statement

This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses involves judgments that are inherently forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.